                                                                    EXHIBIT 99.1

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Tycho Networks, Inc.:

   We have audited the accompanying consolidated balance sheet of Tycho Networks, Inc. and subsidiary (the "Company") as of December 31, 1998, and the related consolidated statements of operations, stockholders' equity, and cash flows for the period from December 22, 1997 (inception) to December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

   We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the period from December 22, 1997 (inception) to December 31, 1998 in conformity with generally accepted accounting principles.

   The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. Management's plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ DELOITTE & TOUCHE LLP
San Jose, California
May 21, 1999
(October 13, 1999 as to the last
three paragraphs of Note 9)

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                               December 31, 1998

                                ASSETS
   CURRENT ASSETS:
     Cash and cash equivalents...................................... $ 216,105
     Accounts receivable (net of allowance of $5,800)...............    48,752
     Prepaids and other current assets..............................     2,645
                                                                     ---------
       Total current assets.........................................   267,502
   PROPERTY AND EQUIPMENT, Net......................................   126,044
   OTHER ASSETS.....................................................   118,527
   INTANGIBLE ASSETS................................................   377,160
                                                                     ---------
   TOTAL............................................................ $ 889,233
                                                                     =========
                 LIABILITIES AND STOCKHOLDERS' EQUITY
   CURRENT LIABILITIES:
     Accounts payable............................................... $ 193,637
     Accrued liabilities............................................    36,100
                                                                     ---------
       Total current liabilities....................................   229,737
                                                                     ---------
   SUBORDINATED CONVERTIBLE NOTES PAYABLE...........................   290,543
   COMMITMENTS (Note 7)
   STOCKHOLDERS' EQUITY:
     Series A convertible preferred stock, $0.001 par value;
      authorized--4,050,000 shares; issued and outstanding--
      3,744,128 shares; liquidation preference: $1,170,040.......... 1,153,510
     Common stock, $0.001 par value; authorized--10,000,000 shares;
      outstanding--2,450,000 shares.................................     2,450
     Accumulated deficit............................................  (787,007)
                                                                     ---------
       Total stockholders' equity...................................   368,953
                                                                     ---------
   TOTAL............................................................ $ 889,233
                                                                     =========


                See notes to consolidated financial statements.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
         Period from December 22, 1997 (Inception) to December 31, 1998

   NET REVENUES.................................................... $  348,527
                                                                    ----------
   COSTS AND EXPENSES:
     Cost of revenues..............................................    436,815
     Selling, general and administrative...........................    613,148
     Research and development......................................     89,615
                                                                    ----------
       Total costs and expenses....................................  1,139,578
                                                                    ----------
   LOSS FROM OPERATIONS............................................   (791,051)
   OTHER INCOME (EXPENSE):
     Interest income...............................................      4,181
     Interest expense..............................................    (12,762)
     Other.........................................................     12,625
                                                                    ----------
       Total other income..........................................      4,044
                                                                    ----------
   NET LOSS........................................................ $ (787,007)
                                                                    ==========




                See notes to consolidated financial statements.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
         Period from December 22, 1997 (Inception) to December 31, 1998

                                   Series A
                             Convertible Preferred
                                     Stock           Common Stock
                             --------------------- -----------------   Deficit
                              Shares     Amount     Shares   Amount  Accumulated    Total
                             --------- ----------- --------- ------- -----------  ---------
   Issuance of common stock
    to founders............        --  $       --  2,450,000 $ 2,450 $      --    $   2,450
   Issuance of Series A
    preferred stock (net of
    issuance costs of
    $16,350)...............  3,744,128   1,153,510       --      --         --    1,153,510
   Net loss................        --          --        --      --    (787,007)   (787,007)
                             --------- ----------- --------- ------- ----------   ---------
   BALANCES, December 31,
    1998...................  3,744,128 $ 1,153,510 2,450,000 $ 2,450 $ (787,007)  $ 368,953
                             ========= =========== ========= ======= ==========   =========




                See notes to consolidated financial statements.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF CASH FLOWS
         Period from December 22, 1997 (Inception) to December 31, 1998

OPERATING ACTIVITIES:
Net loss..........................................................  $ (787,007)
Adjustments to reconcile net loss to net cash used in operating activities:
  Depreciation and amortization...................................      48,819
  Gain on disposal of property....................................     (12,625)
  Changes in operating assets and liabilities, net of effects of acquisition:
    Accounts receivable...........................................      73,676
    Prepaids and other current assets.............................      67,205
    Accounts payable..............................................     268,938
    Accrued liabilities...........................................     (29,619)
                                                                    ----------
      Net cash used in operating activities.......................    (370,613)
                                                                    ----------
INVESTING ACTIVITIES:
  Purchases of property and equipment.............................    (267,442)
  Proceeds from sale of property..................................     112,599
  Other assets....................................................    (118,527)
  Acquisition of business.........................................    (582,874)
                                                                    ----------
      Net cash used in investing activities.......................    (856,244)
                                                                    ----------
FINANCING ACTIVITIES:
  Issuance of common stock........................................       2,450
  Sale of convertible preferred stock.............................     793,469
  Proceeds from convertible notes payable.........................     656,500
  Repayment of convertible notes payable..........................      (9,457)
                                                                    ----------
      Net cash provided by financing activities...................   1,442,962
                                                                    ----------
NET INCREASE IN CASH AND CASH EQUIVALENTS.........................     216,105
CASH AND CASH EQUIVALENTS:
  Beginning of period.............................................         --
                                                                    ----------
  End of period...................................................  $  216,105
                                                                    ==========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION--Cash paid during
 the period for interest..........................................  $   12,762
                                                                    ==========
NONCASH FINANCING ACTIVITY--Conversion of convertible notes
 payable and accrued interest into preferred stock................  $  360,041
                                                                    ==========


                See notes to consolidated financial statements.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
         Period from December 22, 1997 (Inception) to December 31, 1998

1. BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

   Organization--Tycho Networks, Inc. (the "Company") develops and implements a new family of innovative data services, including high-speed internet access, virtual private networks, and remote network access for small- and medium-sized businesses throughout California. The Company was incorporated in Delaware on December 22, 1997 ("inception"). With the exception of the issuance of common stock to founders for $2,450 and convertible notes payable of $1,500 on December 24, 1997, the Company had no activities prior to January 1, 1998 ("commencement of operations").

   Basis of Presentation--The consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. As shown in the consolidated financial statements, the Company incurred a net loss of approximately $787,000 for the period from December 22, 1997 to December 31, 1998 and management expects substantial future losses. This factor, among others, raises substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent upon its ability to generate sufficient cash flows to meet it obligations on a timely basis, to obtain additional financing as may be required and, ultimately, to attain successful operations. Management intends to increase marketing and sales efforts to sell the Company's services. However, due to current development activities, management believes that additional equity or debt financing will be necessary for the Company to implement its plans and sustain operations through fiscal 1999. While management believes that the Company will be able to obtain such financing, failure to do so would significantly impact the Company's ability to sustain its operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

   Principles of Consolidation--The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. The subsidiary had no operations for the period from December 22, 1997 to December 31, 1998.

   Certain Significant Risks and Uncertainties--The Company operates in a dynamic industry, and accordingly, can be affected by a variety of factors. For example, management of the Company believes that changes in any of the following areas could have a significant negative effect on the Company in terms of its future financial position, results of operations and/or cash flows: ability to obtain additional financing; regulatory changes; fundamental changes in the technology underlying the Company's products or services; market acceptance of the Company's products or services under development; litigation or other claims against the Company; the hiring, training and retention of key employees; successful and timely completion of product development efforts; and new product introductions by competitors.

   Cash Equivalents--The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents.

   Property and Equipment are stated at cost. Depreciation and amortization are computed using the straight-line method over estimated useful lives of three to four years. Leasehold improvements are amortized over the shorter of the lease term or their useful life.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

   Intangible Assets--Intangible assets of $377,160 (net of accumulated amortization of $20,196) at December 31, 1998, consist of acquired trademarks, copyrights and customer relationships (see Note 3). These intangible assets are being amortized on a straight-line basis over a period of three to five years.

   Long-Lived Assets--The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets or intangibles may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets.

   Revenue Recognition--The Company recognizes on-line service revenue during the period services are provided.

   Concentration of Credit Risk--Financial instruments that potentially expose the Company to concentrations of credit risk consists primarily of accounts receivable. The Company does not require collateral or other security to support accounts receivable. To reduce credit risk, management performs ongoing credit evaluations of its customers' financial condition. The Company maintains allowances for potential credit losses. Two customers accounted for 14% and 11%, respectively, of the Company's total accounts receivable at December 31, 1998.

   Significant Estimates--The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Actual results could differ from these estimates.

   Stock Compensation--The Company accounts for stock-based awards to employees using the intrinsic value method in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees."

   Comprehensive Loss--The Company has adopted Statement of Financial Accounting Standard (SFAS) No. 130, "Reporting Comprehensive Income," which requires an enterprise to report, by major components and as a single total the change in its net assets during the period from nonowner sources. For the year ended December 31, 1998, net loss equaled comprehensive loss.

   Recently Issued Accounting Standard--In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS No. 133 will be effective for the Company's fiscal year ending December 31, 2001. Management believes that adoption of this statement will not have a significant impact on the Company's financial position, results of operations or cash flows.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

2. PROPERTY AND EQUIPMENT

   Property and equipment at December 31, 1998 consists of:

   Equipment and purchased software................................... $121,598
   Furniture and fixtures.............................................   11,406
   Leasehold improvements.............................................    9,038
                                                                       --------
                                                                        142,042
   Accumulated depreciation and amortization..........................  (15,998)
                                                                       --------
                                                                       $126,044
                                                                       ========

   In November 1998, the Company sold and leased back certain equipment under an operating lease with an initial term of eighteen months, resulting in a gain of $12,625.

3. ACQUISITION

   On September 15, 1998, the Company acquired certain assets from and assumed certain liabilities of Scruz-Net, Inc. for a cash purchase price of $557,428 and incurred $25,446 in transaction costs. Scruz-Net was a full-service Internet service provider, providing connectivity to the Internet from network hubs in California's central coast region. The acquisition was accounted for as a purchase and, accordingly, the results of operations of Scruz-Net have been included in the Company's financial statements from the date of acquisition. In connection with the acquisition, intangible assets of $397,356 were acquired, consisting of trademarks, copyrights and customer relationships, which are being amortized over their useful lives of three to five years.

   In connection with the acquisition, net assets acquired were as follows (in thousands):

   Current assets..................................................... $192,278
   Property and equipment, net........................................   62,500
   Intangible assets..................................................  397,356
   Current liabilities assumed........................................  (69,260)
                                                                       --------
   Net assets acquired................................................ $582,874
                                                                       ========

4. NOTES PAYABLE

   In December 1997 through August 1998, the Company issued convertible notes payable to various investors for a total of $656,500 for working capital purposes. In June 1998, notes payable of $206,500 and accrued interest of $3,541 were converted into 672,131 shares of Series A preferred stock at a conversion price of $0.3125 per share.

   In October 1998, notes payable of $150,000 were converted into 480,000 shares of Series A preferred stock at a conversion price of $0.3125 per share. The remaining principal of $300,000 was amended into a subordinated convertible note agreement. The note accrues interest at an annual rate of 6% with the principal and accrued interest due and payable in October 2003 if and to the extent that the notes are not previously converted. The notes and related accrued interest are convertible at the option of the noteholder into shares of preferred Series A stock to the

                      TYCHO NETWORKS, INC. AND SUBSIDIARY
extent that the additional shares of Series A preferred stock have been authorized by the Company's stockholders. The notes are convertible at a $0.3125 per share (subject to adjustment for events of dilution).

5. STOCKHOLDERS' EQUITY

 Convertible Preferred Stock

   The significant terms of the Series A convertible preferred stock are as follows:

  . Each share of Series A preferred stock is convertible into one share of common stock (subject to adjustment for events of dilution). Each share will automatically convert upon an underwritten public offering of common stock, in which the pre-public market capitalization of the Company is at least $50,000,000 and the aggregate cash proceeds to the Company are at least $7,500,000 (net of underwriting discounts and commissions).

  . When and if declared by the Board of Directors, the holders of Series A convertible preferred stock are entitled to receive noncumulative dividends of $0.03125 per share per annum, respectively, prior to the payment of any dividends on common stock.

  . Holders of Series A convertible preferred stock have a liquidation preference of $0.3125 per share, plus any declared but unpaid dividends. A sale of substantially all of the Company's assets or a change in control is treated as a deemed liquidation.

 Common Stock

   The Company issued 2,450,000 shares of common stock subject to repurchase agreements whereby the Company has the option to repurchase the unvested shares upon termination of employment at the original issue price. The number of shares subject to repurchase is reduced at the rate of 10% upon issuance and 1/48 per month thereafter. At December 31, 1998, 1,653,750 shares were subject to repurchase by the Company.

   At December 31, 1998, the Company has reserved shares of common stock for issuance as follows:

   Conversion of notes payable and related preferred stock............   929,737
   Conversion of preferred stock...................................... 3,744,128
   Issuances under the 1997 Stock Plan................................ 1,600,000
                                                                       ---------
                                                                       6,273,865
                                                                       =========

 Stock Option Plan

   Under the 1997 Stock Plan (the "Plan"), the Company may grant options to purchase up to 1,600,000 shares of common stock to employees, officers, directors, and consultants at prices not less than the fair market value at the date of grant for incentive and nonstatutory stock options. These options generally expire ten years from the date of grant and vest at rate of 25% on the first anniversary of the grant date and 1/48 per month thereafter. At December 31, 1998, 1,425,000 were available for future grant under the Plan.

                      TYCHO NETWORKS, INC. AND SUBSIDIARY

   Additional information with respect to options under the Plan is as follows:

                                                         Outstanding Stock
                                                              Options
                                                       ----------------------
                                                                   Weighted
                                                                   Average
                                                       Number of Option Price
                                                        Options   Per Share
                                                       --------- ------------
   Granted beginning in November 1998 (weighted
    average fair value of $0.01)......................  175,000     $0.05
                                                        -------
   Outstanding, December 31, 1998.....................  175,000     $0.05
                                                        =======

   As of December 31, 1998, no options were exercisable and outstanding options had a weighted-average remaining contractual life of 9.8 years.

   SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of pro forma net loss as if the Company had adopted the fair value method. Under SFAS 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradeable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the minimum value method model with the following weighted average assumptions: expected life, 24 months following vesting; risk free interest rate, 5.9% in 1998; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures are recognized as they occur. If the computed minimum values of the awards had been amortized to expense over the vesting period of the awards, pro forma net loss would not have been materially different from net loss.

6. Income Taxes

   Deferred income taxes reflect the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. At December 31, 1998, the Company's deferred income tax assets totaled approximately $342,000 and consisted primarily of net operating loss (NOL) carryforwards and temporary differences related to accruals and reserves not currently deductible. The deferred tax assets have been fully reserved due to the uncertainty surrounding the realization of such benefits.

   At December 31, 1998, the Company has NOL carryforwards of approximately $726,000 for federal and state income tax purposes, respectively. The federal NOL carryforwards expire in 2018, while the state NOL carryforwards expire in 2006.

   The extent to which the NOL carryforwards can be used to offset future taxable income and tax liabilities, respectively, may be limited, depending on the extent of ownership changes within any three-year period.

7. Lease Commitments

   The Company leases its facilities and certain equipment under noncancelable operating leases expiring through December 2004. Rent expense was approximately $153,000 in 1998. Future

                      TYCHO NETWORKS, INC. AND SUBSIDIARY
minimum rent payments are approximately $454,000, $398,000, $192,000, $160,000,
$160,000 and $160,000 in 1999, 2000, 2001, 2002, 2003 and thereafter, respectively.

8. Employee Benefit Plan

   In January 1998, the Company established a 401(k) tax-deferred savings plan, whereby eligible employees may contribute up to 15% of their eligible compensation. Company contributions are discretionary. No employer contributions were made in 1998.

9. Subsequent Events

   On March 1, 1999, the Board of Directors increased the authorized shares of Series A convertible preferred stock to 6,450,000 shares and authorized shares of common stock to 13,550,000 shares. In March 1999 through April 1999, the Company issued 2,281,600 shares of Series A convertible preferred stock for total gross proceeds of approximately $713,000.

   In July and August 1999, the Company issued notes payable totaling $500,000 for working capital purposes. Borrowings bear interest at 12% per annum and are payable in thirty-six monthly installments.

   In addition, in July 1999, the Company entered into lease agreements for equipment purchases. Under the agreements, the Company may borrow up to $500,000 immediately and an additional $2,250,000 upon the closing of a qualified Series B preferred stock financing with proceeds of at least $10,000,000. In addition, the Company agreed to issue warrants to purchase Series B preferred stock upon such closing. The number and per share price thereof are to be determined by the per share closing price of the Series B preferred stock financing.

   In October 1999, the Company issued a note payable for $75,000 for working capital purposes. Borrowings bear interest at 6% per annum. The entire principal balance will automatically convert to shares of Series B preferred stock upon completion of a Series B preferred stock financing with proceeds of at least $5,000,000 consummated on or before January 31, 2000; otherwise, the balance will become due on demand. The Company has the option to convert accrued interest into shares of Series B preferred stock or pay the outstanding balance.